Exhibit 99.1

Infinera Corporation Announces Notification of Delinquency with Nasdaq

SAN JOSE, Calif., May 21, 2024 - Infinera (NASDAQ: INFN) announced today that it received an expected delinquency notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) on May 15, 2024 (the "Notice"). The Notice indicated that Infinera remains in noncompliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 30, 2024 (the “Form 10-Q”), as described more fully in Infinera's Form 12b-25 Notification of Late Filing (the “12b-25”) filed with the Securities and Exchange Commission (the "SEC") on May 10, 2024. The Listing Rule requires listed companies to timely file all required periodic financial reports with the SEC. On May 14, 2024, Infinera announced its preliminary financial results for the quarter ended March 30, 2024.
As previously disclosed on a Current Report on Form 8-K filed with the SEC on March 15, 2024, Infinera previously received a notice from Nasdaq indicating that as a result of not having timely filed its Annual Report on Form 10-K for the period ended December 30, 2023 (the “Form 10-K”), Infinera was not in compliance with the Listing Rule. On May 17, 2024, Infinera filed the Form 10-K with the SEC.
Nasdaq has informed Infinera that it must submit an update to the plan of compliance previously submitted to Nasdaq (the “Plan Update”) by May 31, 2024 addressing how it intends to regain compliance with the Listing Rule by September 11, 2024, which is 180 calendar days from the due date of the Form 10-K. As previously disclosed, Infinera was delayed in its year-end closing process due to the matters described in the Company’s 12b-25. Infinera will continue to work diligently to complete and file the Form 10-Q as soon as practicable and will work diligently to submit the Plan Update promptly and take the necessary steps to regain compliance as soon as practicable.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative open optical networking solutions and advanced optical semiconductors that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on X and LinkedIn, and subscribe for updates.
Infinera and the Infinera logo are registered trademarks of Infinera Corporation.
This press release contains forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies and can be identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and “would” or similar words. Such forward-looking statements in this press release include, but are not limited to, Infinera’s expectations about the timing of completion and filing of the Form 10-Q, statements related to the Plan Update and Infinera’s plan to regain compliance with respect to the Listing Rule, and timing and actions taken to regain compliance with Nasdaq. Actual results may vary materially from these expectations as a result of various risks and uncertainties. Information about these risks and uncertainties, and other risks and uncertainties that affect Infinera’s business, is contained in the risk factors section and other sections of Infinera’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, as filed with the SEC on May 17, 2024, as well as any subsequent reports filed with or furnished to the SEC. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any forward-looking statements contained herein.